Exhibit 99.5

1ST CONSTITUTION BANCORP Proxy Solicited on Behalf of the Board of Directors for the Special Meeting of Shareholders on December 3, 2021 The undersigned hereby appoints Robert F. Mangano and Stephen J. Gilhooly, and each of them, with full power of substitution, as attorneys and proxies for the undersigned, to attend the Special Meeting of Shareholders of 1st Constitution Bancorp (the “Company”), to be held on December 3, 2021 at 10:00 a.m. Eastern Time, over the Internet at https://web.lumiagm.com/230355398 (password: 1st2021), or at any adjournment thereof, and to vote the number of shares of common stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows: (Continued and to be signed on the reverse side.) 1.1 14475

SPECIAL MEETING OF SHAREHOLDERS OF 1ST CONSTITUTION BANCORP December 3, 2021
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/20330/special Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided.
00030030030000000000 5 120321 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X If this proxy is properly signed and is not revoked, the proxies will vote as specified herein or, if a choice is not specified, they will vote “FOR” the proposals set forth in Items 1, 2 and 3, and in their discretion on the conduct of other business if properly raised. This proxy is solicited by the Board of Directors of the Company. FOR AGAINST ABSTAIN
1. Approval of the Agreement and Plan of Merger, dated as of July 11, 2021, by between Lakeland Bancorp, Inc. and 1st Constitution Bancorp, and the merger of 1st Constitution Bancorp with and into Lakeland Bancorp, Inc., as contemplated thereby.
2. Approval, on a non-binding advisory basis, of the compensation that may become payable to the named executed officers of 1st Constitution Bancorp in connection with the merger.
3. To transact such other business as shall properly come before the special meeting, which may include a proposal to adjourn the 1st Constitution Bancorp special meeting of shareholders to another time or place, if necessary or advisable.
Note: Consummation of the merger and the other transactions contemplated by the merger agreement is conditioned on Proposal 1 but is not conditioned on Proposals 2 or 3.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
Signature of Shareholder Date: Signature of Shareholder Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF SHAREHOLDERS OF 1ST CONSTITUTION BANCORP December 3, 2021 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EST the day before the meeting. MAIL—Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING—The company will be hosting the meeting live via the Internet. To attend the meeting via the Internet please visit https://web.lumiagm.com/230355398 (password: 1st2021) and be sure to have available the control number. GO GREEN—e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/20330/special Please detach along perforated line and mail in the envelope provided IF you are not voting via the internet. 00030030030000000000 5 120321 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE If this proxy is properly signed and is not revoked, the proxies will vote as specified herein or, if a choice is not specified, they will vote “FOR” the proposals set forth in Items 1, 2 and 3, and in their discretion on the conduct of other business if properly raised. This proxy is solicited by the Board of Directors of the Company. FOR AGAINST ABSTAIN 1. Approval of the Agreement and Plan of Merger, dated as of July 11, 2021, by between Lakeland Bancorp, Inc. and 1st Constitution Bancorp, and the merger of 1st Constitution Bancorp with and into Lakeland Bancorp, Inc., as contemplated thereby. 2. Approval, on a non-binding advisory basis, of the compensation that may become payable to the named executed officers of 1st Constitution Bancorp in connection with the merger. 3. To transact such other business as shall properly come before the special meeting, which may include a proposal to adjourn the 1st Constitution Bancorp special meeting of shareholders to another time or place, if necessary or advisable. Note: Consummation of the merger and the other transactions contemplated by the merger agreement is conditioned on Proposal 1 but is not conditioned on Proposals 2 or 3. To change the address on your account, please check the box at right and indicate changes your to the new registered address name(s) in the address on the account space above. may not    Please be submitted note that via this method. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.